UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)          February 9, 2005

Cooper Industries, Ltd.

(Exact Name of Registrant as Specified in its Charter)

1-31330 (Commission File Number)	Bermuda (State or Other Jurisdiction of Incorporation)	98-0355628 (IRS Employer Identification No.)

600 Travis, Suite 5800, Houston, Texas (Address of Principal Executive Offices)		77002 (Zip Code)

713/209-8400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 9, 2005, Cooper Industries, Ltd. (“Cooper”) announced that it has reduced the size of its Board of Directors to 10 members. Clifford J. Grum, Deputy Chairman, has retired from Cooper’s Board of Directors effective immediately, in accordance with Cooper’s tenure policy.

Item 8.01  Other Events.

     On February 9, 2005, Cooper’s Board of Directors announced that it has increased the annual dividend rate on Cooper’s common stock by 8 cents per share to $1.48, or 37 cents per quarter. This represents a 5.7% increase over the prior quarterly dividend of 35 cents per share. The Board declared that the first quarterly dividend at the new rate will be payable on April 1, 2005, to shareholders of record on March 1, 2005.

Item 9.01  Financial Statements and Exhibits

Exhibits

99.1	Company press release dated February 9, 2005 titled “Cooper Industries Raises Annual Dividend.” The press release also includes the announcement of Clifford J. Grum’s retirement from Cooper’s Board of Directors.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER INDUSTRIES, LTD. (Registrant)
Date: February 10, 2005	/s/ Terrance V. Helz
Terrance V. Helz
Associate General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.

99.1	Company press release dated February 9, 2005 titled “Cooper Industries Raises Annual Dividend.” The press release also includes the announcement of Clifford J. Grum’s retirement from Cooper’s Board of Directors.